Exhibit 99.2

American Express GBT / Apollo Strategic Growth Capital
December 3, 2021

Speakers:

•	Barry Sievert – Vice President of Investor Relations, Amex GBT
•	Itai Wallach – Partner, Apollo Global Management
•	Paul Abbott – Chief Executive Officer, Amex GBT
•	Martine Gerow – Chief Financial Officer, Amex GBT

PRESENTATION

Barry Sievert: Welcome to the American Express Global Business Travel and Apollo Strategic Growth Capital investor webcast to discuss the proposed business combination.

Upon closing of the transaction, the combined company will become known as Global Business Travel Group. The investor presentation was filed as part of APSG's Form 8-K filed with the SEC that discloses the proposed business combination and it is recommended that you review the Form 8-K and all of its exhibits including the press release announcing the proposed transaction carefully before making any investment decision. These documents also contain important disclaimers and other information, including numerous risk factors as well as statements about forward-looking statements and non-GAAP financial measures included in the materials, which should also be read carefully.

Call participants are reminded that many of the comments today, including the content of the investor presentation contain forward-looking statements that are subject to substantial risks and uncertainties, which if they occur would likely materially affect results that are estimated, projected, sought, anticipated or expected.

No assurance can be given that future developments affecting GBT, APSG or the combined company will be those that are anticipated. Actual results may differ materially from current expectations due to changes in global, regional or local economic, business, competitive market, regulatory or other factors, many of which are beyond the control of GBT and APSG.

Should one or more of these risks or uncertainties materialize or should any of the assumptions prove incorrect actual results may vary in material respects from those projected in these forward-looking statements. Factors that could cause actual results to differ may emerge from time to time and it is not possible to predict them all.

The forward-looking statements that will be made include but are not limited to, GBT and APSG's expectations including statements as to future results of operations and financial position, planned product and services, business strategy and plans, the impact of the Egencia acquisition, objectives of management for future operations of the company, market size and growth opportunities, competitive position and technological and market trends. Plans, intentions or expectations disclosed in forward-looking statements may not be achieved and the recipient of this presentation should not place undue reliance on such forward-looking statements.

Any forward-looking statement made in this communication speaks only as of the dates of this communication. GBT and APSG are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

This webcast has been prerecorded and there will not be a question-and-answer session as a part of today's presentation. I will now turn the call over to Mr. Paul Abbott, Chief Executive Officer of Amex GBT.

Paul Abbott: Thank you, Barry. I will start by introducing today's attendees. My name is Paul Abbott. I’m Chief Executive Officer of Amex GBT. I’m joined by Martine Gerow, who is our Chief Financial Officer. Also, Eric Bock who is Chief Legal Officer and Global Head of M&A, and we are also joined by Itai Wallach who is a partner at Apollo Global Management.

Today's agenda, we are going to start with a summary of the transaction and Apollo’s investment thesis. Then I’m going to take you through an overview of the Company, the key investment highlights, and then Martine will bring us home by taking us through the financial overview. I’m going to hand over to Itai to take us through the transaction summary.

Itai Wallach: Thank you, Paul. The proposed transaction is a business combination between American Express Global Business Travel and Apollo Strategic Growth Capital that would take Amex GBT public and we believe positions the Company for its next stage of growth.

The contemplated enterprise value is $5 billion, which represents 9.5x 2023 adjusted EBITDA, 9.9x 2019 actual adjusted EBITDA, and 5.9x run rate EBITDA, which essentially assumes a full industry recovery.

The sources and uses for this transaction are relatively simple. The cash sources include $817 million cash in trust from the SPAC and $335 million dollars coming from the PIPE which was oversubscribed and upsized. The cash uses include approximately $900 million of cash that will go to the balance sheet, which will leave the Company with well over a billion dollars of cash at close and then $164 million to retire an outstanding preferred equity tranche and then associated fees and expenses.

Pro forma for the transaction, existing shareholders will own approximately 76% of the Company. Public SPAC investors will own approximately 15%. PIPE investors will own approximately 6%, and a sponsor will own 2.6%.

And to provide additional incentive alignment with shareholders the sponsor will defer one-third of its promote, which will vest based on certain share price targets and will also be contributing $20 million of capital to the PIPE.

In conjunction with this announcement, the Company is also refinancing its capital structure, which is not contingent on this transaction and provides significant benefits, including adding significant incremental liquidity with longer maturity and lower interest rates and providing a solid balance sheet irrespective of redemption outcome to closing.

Moving onto page 8, Apollo has a particularly strong track record in travel, leisure, and business service verticals. We also have plenty of experience in the SPAC universe, including transactions where we acted as the SPAC sponsor and transactions where we actually sold companies to SPACs. And we are very excited to be partnering with Amex GBT on this transaction.

Our investment thesis here, which you can see on the right side of the page, is pretty simple. You have a company that plays a key role right at the center of the business travel ecosystem, connecting high value corporate travel clients with various travel suppliers. We have a strong management team and strategic partners with great reputations in both American Express and Expedia.

A solid track record of financial performance with a combination of organic growth and M&A, a direct way to invest behind corporate travel recovery by backing the industry leader, an attractive valuation of 9.5x 2023 EBITDA, which represents a meaningful discount to peers and also only assumes a 70% baseline industry recovery by 2023, which we think is conservative.

And then lastly, we think it’s an attractive entry point with significant upside from a combination of continued industry recovery, acceleration and organic share gain, recent acquisitions of Egencia innovations which cements the company’s leadership in the attractive SME space and represents an important growth lever, and then a combination of cost saving action over the last 12 months and the expected synergy from the Expedia innovation acquisitions.

So in conclusion, we believe this is an ideal SPAC candidate. It’s an industry leader, a great brand, strong historical financial performance, strategic shareholders, and all at a very attractive valuation. So now I’ll kick it off to Paul and Martine who will tell you not only about what makes GBT unique, but also why they are very excited about the company and its near-term growth prospects. Paul?

Paul Abbott: Thank you Itai. So I’m going to start with an overview of the company. Although we have been associated with travel for over 100 years, we are actually only a seven-year-old independent company since the separation from American Express in 2014. And that’s important because that separation from American Express has given us the opportunity over the last seven years to invest $600 million in creating a new agile technology platform and infrastructure.

We are the largest player in a $1.4 trillion market. We have built the world’s leading business-to-business travel platform. We’ve developed our own proprietary end-to-end digital solutions. We are the leader in business travel. We’re also the leader in meetings and events. We’ve developed software solutions that manage both business travel and related expenses, and importantly we have closed the acquisition of Egencia from Expedia.

And this is important for three key reasons. First of all, Egencia is the leading B2B SaaS solution in travel. Secondly, it strengthens our position in the important SME segment. The SME segment is, by far, the largest profit pool in business travel. It is the fastest growing segment and the highest margin segment and the segment that is recovering from the pandemic the quickest. And finally, it’s also important because it brings Expedia in as a shareholder. Expedia, of course, is the world’s second largest travel company.

A few statistics about the company, we in 2019, had $39 billion of total transaction volume. We had $2.8 billion of revenue, $502 million of adjusted EBITDA. We have had consistent revenue and EBITDA growth, revenue growth of 11% CAGR, adjusted EBITDA of 23%. We have completed nine value enhancing acquisitions since 2016. Our customer base is loyal and very stable. We have 95% customer retention. 67% of our transactions come through digital channels and combined with Egencia, we have 19,000 customers.

We also benefit from exceptional strategic investors. First of all, we have the powerful backing of American Express. We signed a new 11-year brand license agreement. There are three strategic benefits to the brand license agreement. First of course the brand, access to one of the most valuable brands in the world that stands for trust, safety, security and service.

Secondly, we have an exclusive lead generation partnership that gives us access to American Express’ business-to-business customer base. And third, we collaborate on product development and joint technology initiatives in travel and payments.

Also, as I mentioned, Expedia is a strategic investor in Amex GBT. Expedia is the world’s second largest travel company. We also signed a 10-year commercial agreement with Expedia to give us full access to all of Expedia’s negotiated hotel content. Not just in Egencia, but across all of GBT solutions.

I’d also like to touch on two strategic investors that are investing in the PIPE. Sabre, a $7 billion public company. Sabre provides technology solutions to airlines and to travel management companies. They are a critical part of the travel ecosystem. We’re delighted to have Sabre participate. I think a real vote of confidence in our business and in the industry.

And secondly, Zoom. Zoom of course are a leader in virtual communications. We are the leader in business travel and meetings and events. And we are working together to bring our software solutions together in ways that can create the best and most differentiated hybrid experience for our joint customers.

We are the largest player in what is a massively under penetrated industry. A $1.4 trillion industry. We are 40% larger than our nearest competitor with $39 billion of travel sales. But that is $39 billion of a $1.4 trillion market. So there is a tremendous runway for growth.

On the right-hand side here you can see that we are the leader in the global multinational segment with around 40% share. We’re also the leader in the SME segment, but with just 6% share. Again, showing the tremendous growth opportunity that we have within the SME segments.

And importantly here you’ll also see there’s a tremendous opportunity in what we call unmanaged SME. So these are small to midsize businesses that don’t have a sophisticated managed program that are using OTAs or airline websites direct. We believe this is a tremendous tailwind moving customers onto a fully managed travel program. And we have the perfect platform in Egencia to do exactly that. You can see here that business travel spend has historically grown at or above GDP. There have of course been previous disruptions. You’ll see here in 2001 with the September 11th attacks, 2008 global financial crisis.

In both cases in 12 to 24 months you’ll see that business travel volumes returned to previous levels and continued to grow at or above GDP.

On the right-hand side here, you’ll see six different external predictions on the recovery of business travel following the pandemic. Those six predictions range from 80% to 100% recovery by the end of 2023.

What's important here is that we have built our financial plan using a 70% recovery for 2023. And that's important not because we believe that it will be necessarily 70% and that we're more pessimistic than other participants, but we wanted to create a floor for investors to look at a recovery number in '23 and feel confident that there is upside in the assumptions that we've used for our 2023 plan.

So what is our role? Travel is a complex and fragmented ecosystem, and we sit at the center of this ecosystem. And we bring order and clarity to this ecosystem for customers and suppliers, 19,000 customers -- loyal satisfied customers, 95% customer retention, average 16 years of tenure for our top 100 customers.

We've built the most valuable marketplace in travel. We have the highest concentration of premium customers anywhere in the travel industry. That creates a 40% higher average ticket price, 40% higher average yield to suppliers, making us the most valuable marketplace in travel.

The platform delivers compelling value to both customers and suppliers. For customers, there are three main sources of value. We provide a fully integrated travel and expense platform that gives full visibility, control and compliance over your travel spend. Complete 24/7 global service, mobile chat -- desktop or voice -- speaking to one of our experienced travel counselors. And of course, savings, access to the most comprehensive and the most competitive content in the industry.

Again, three areas of value for suppliers, first of all, access to this most valuable customer base in travel, the highest concentration of premium travel demand. Secondly, we provide efficient distribution to that premium customer demand for suppliers. And third, we manage our suppliers' most valuable customers, and we enhance the service experience for those customers and provide a series of services that suppliers are just not capable of providing themselves.

That strong value proposition creates multiple revenue streams from customers and suppliers. And you'll see here on the customer side, we have three main sources of revenue. First of all, transaction fees, a fee we charge for managing each travel transaction. Secondly, management fees, and this is where we dedicate resources, generally to our larger customers. We have dedicated teams performing a range of services, many of our large customers outsource the entire management of travel end-to-end to us. So when we provide those dedicated resources, we charge the cost plus the management fee. And third, we sell a range of products and services. Our Neo online booking solution, our Neo expense platform, our data and insights products and our consulting services. So those are the three main sources of revenue from customers.

From suppliers, again three main revenue streams, a fee for each of the transactions that we complete for suppliers, a fee for each transaction from the GDSs -- from the global distribution systems, so Amadeus, and Sabre and Travelport. And third, a series of marketing and other revenue streams for providing marketing, data and consulting services to suppliers.

The blue area here you'll see are essentially our variable revenue streams that represent 76% of our revenues. The gray are our fixed or recurring revenues that come from products and professional services.

This creates a highly diversified business profile by geography, by customer segment, by revenue stream, fixed versus variable, and diversified across industry. And importantly because of this diversification we have very limited concentration risk. No single customer or supplier accounts for more than 6% of our total revenues.

We have a growing catalog of loyal blue-chip customers. You can see here that on average we win $2.6 billion of new business a year. That is the average from 2018 through 2020. 2020 was actually a record year at $3 billion of new sales. Our win-loss ratio is 2.4x, meaning for every dollar of business we lose we win 2.4 dollars, so consistently gaining share. We have a stable, loyal customer base, 95% retention, 16-year average tenure.

Importantly, we have changed the profile of the Company through growing our own SME franchise and through the acquisitions of both Ovation and Egencia. 50% of our profits now come from the SME segment. And again, that’s important because it’s the largest, fastest growing, and highest margin segment. And along the bottom here you'll see we have a significant share in some of the largest and highest-spending industries and travel.

So that completes the overview of the Company. This next section really covers the key investments highlights for the Company.

Why is this an attractive and differentiated investment opportunity? Well, there are six main reasons for that. We are a leading business-to-business travel platform, 40% larger than our nearest competitor in a $1.4 trillion industry with a significant runway for growth. We have a very strong brand and important strategic investors.

Second is that we have a unique business model that creates compelling value for customers and suppliers enabled by our own proprietary technology. We have multiple avenues to accelerate both topline growth and margin expansion. We are very well positioned for a recovery in what is a large and resilient travel sector. We have a significant M&A opportunity ahead of us, and we have the proven ability to create value and deliver results through M&A, and of course, we have the immediate opportunity of the synergies related to Egencia, which has just closed. And finally, we have a proven track record of delivering financial performance in terms of growth and profitability.

So, I mentioned we are the clear leader in B2B travel, and that leadership comes in three key areas – scale, technology and solutions – and why are these important? Well scale’s important because it gives us the global presence to serve our clients 24/7 around the world. Scale’s important because it helps us build a marketplace with the best content, the most comprehensive, the most competitive content. Scale also gives us efficiency and the ability to bring attractive pricing to our customers. And scale enables us to make the investments in technology and products that are required to compete.

Leadership and technology, as I mentioned, we invested $600 million in our products and our platform since the creation of the joint venture. You’ll see here some examples of those investments particularly in our mobile and digital capabilities.

And leadership in terms of solutions. We now have the market leading brands in each of the segments we serve. Whether you are a law firm looking for white glove service through Ovation. Whether you are a company looking to select a SaaS solution, a single platform to manage travel on a global basis through Egencia or a multinational company that is looking to manage travel and configure that solution on a global basis with Amex GBT. We have the leading solutions in each of the segments we serve. And you can see we also have the highest net promoter scores of any of the companies in our industry between Egencia and Amex GBT.

Importantly, we have a world-class team supported by long term shareholders. We have a talented and experienced and proven leadership team with a broad set of experiences from financial services, from consulting, from technology and travel. And a leadership team that is proven and has been able to deliver in a variety of different circumstances.

We also have a unique and differentiated business model and our business model operates as a flywheel. That starts with delivering unrivaled value to our customers. That has enabled us to create this largest aggregation of premium demand in travel. That allows us to be able to work with suppliers and give them efficient access to the most valuable customer base in travel.

Suppliers therefore will provide us with differentiated content, differentiated experiences and savings for this valuable customer base. That enables us to reinvest in our products and technology to create the world’s best B2B travel platform and so the flywheel continues to turn.

We’re going to go into each element of this in a little more detail. So first of all, how we create value for customers. We create value for customers really in three key areas; unrivaled value, unrivaled choice, and unrivaled experiences.

Unrivaled value really is all about the marketplace and having the most competitive and the most comprehensive content in the industry that delivers the highest level of savings in the industry. Unrivaled choice - nobody has a deeper and broader set of solutions than American Express GBT with market leading solutions in each of the segments we serve. And also, we have an unrivaled experience. We bring together the best people and the best technology. We believe that that is the magic formula in our industry. To bring that together in a true omnichannel experience for our clients in an integrated and seamless way.

This results in a loyal and high-quality customer base. You can see here, again, 81% of our top 100 customers have been with us for more than five years, 95% customer retention and a 16-year average tenure across our top 100 customers.

So how do we deliver unique value to suppliers? Well, it’s really in three key areas. First of all, our travelers are at least two times more valuable than leisure customers to suppliers. Business travelers may represent 30% of passenger numbers, but they can be 55% to 75% of supplier profits. And we have the highest concentration of these customers, and that creates a 40% higher yield than any other distribution channel that suppliers have.

So that enables us to create value in these three ways – giving access to this high value premium customer base, giving suppliers a platform where they can grow revenues and gain share through American Express GBT, and a platform that helps them also to distribute personalized and targeted content and offers.

So that differentiated value proposition enables us to invest in our product and technology value proposition. And what you’ll see here is the journey that we’ve been on since the creation of the joint venture, and where we have invested that $600 million. And the way to think about this is really in three key areas.

2015 to 2017 was really the creation of the platform, building out GBT’s new modern agile infrastructure. Then in 2016 we made an important strategic acquisition of KDS. KDS has evolved into what we call the Neo Technology Group. The Neo Technology Group is our center of excellence. It does all of our digital and e-commerce development. KDS was a travel software company that we have invested in and continue to grow, and now powers all of our mobile and digital e-commerce solutions.

More recently those technology investments have been focused on further strengthening our digital capabilities, acquiring a company called 30SecondsToFly to strengthen our AI capability, and then of course more recently the acquisition of Egencia, the leading B2B SaaS platform in travel.

Importantly, we have a significant runway for both top line growth and margin expansion. I mentioned before that we have a strong win-loss ratio, and our organic growth in terms of new sales has been accelerating, and that has really been driven by the investments we’ve made in our value proposition, but also a flight to quality over this last 18 months with customers really looking for trusted, proven travel management companies that can deliver in what are more complex travel circumstances.

Secondly, we have a tremendous lever to drive top line growth, which is continuing to grow our leadership position in the SME segment, fastest growing, highest margin, largest segment in travel. And third is our M&A opportunity. We have a robust pipeline of M&A including of course the synergies from Egencia and we have a proven track record in terms of delivering on the M&A synergies.

On the right-hand side we also have a number of levers for delivering margin expansion. Importantly, we have executed $235 million of permanent structural cost reductions. That represents about 14% of our overall cost base, 100% of this has been actioned, 80% of it has been realized, and the remaining 20% will be realized as volumes return.

Secondly, the synergies from M&A is an important margin improvement lever for us, and we have over $100 million of synergies related to the Egencia acquisition. And third, continuing to leverage the investments that we've already made in our technology platform, investors coming in now are going to benefit from the returns that we get on the $600 million that we've invested in our technology platform and, of course, the investment that we've made in Egencia.

And then finally, every dollar we move in terms of shift towards SME improves our margins. And we now have 50% of our profits coming from the SME segments and with the growth rates we're seeing from GBT, Ovation and Egencia, that mix will continue to increase.

So, on this page you will see a little more detail about our organic growth momentum, really driven by an increasingly relevant value proposition and the flight to quality. As I mentioned before, 2020 was a record year in terms of new wins, $3 billion of new volume. Also, our customer NPS scores have increased to an all-time high. Our traveler satisfaction is also up to 92% top two box. So we have a five point scale, the top two boxes are excellent and very good, 92% of travelers rate us as excellent or very good. And as I mentioned, we have the highest NPS scores in the industry. And importantly, 16 of our top 20 suppliers have been renegotiated in the last 18 months and 100% of those have been renewed at the same or better terms or the same or better content.

So, I think what this demonstrates is that we really do have a strong tailwind in terms of the investments we've made in our value proposition, the strength of our supplier relationships and the value that's delivered through our marketplace.

But just to zoom in a little bit on the SME segment. This page really just highlights the tremendous opportunity that we have in the SME segment, a $270 billion segment and that's just managed SME. Unmanaged is a further $670 billion. Although we are the number one player, we only have 6% share. The acquisition of Egencia and the acquisition of Ovation now give us three solutions to meet the needs of different segments within the SME segment. And having the market leading solutions in each of the SME segments really puts us in an even stronger position to accelerate growth.

So, let's just take a closer look at the Egencia acquisition. The Egencia acquisition closed on the first of November 2021. It is not only a very important financial transaction, but it's a very important strategic transaction. Financially the transaction values Egencia at $750 million, which was 19x Adjusted EBITDA. But after synergies that will be around 5x 2019 Adjusted EBITDA.

So, a very attractive financial deal, but also strategically it doubles our presence in the important SME segment. It has the leading digital first solution to manage B2B travel. It adds Expedia as a shareholder and importantly gives us access to all of Expedia's content.

So, I mentioned the importance of margin expansion and the $235 million of permanent cost savings. What you see here is a breakout of the $235 million in savings. Those savings come from vendor cost reductions that have been actioned, real estate changes, and closures that have been actioned, and $160 million of productivity-related actions. And as I mentioned before, 100% of this has been executed, 80% of it has been already realized.

And the remaining 20%, because it’s productivity-related, will come as volumes return. The next page is just some research from Bank of America, it captures really the fact what we’re seeing is more and more customers returning to travel, more and more customers feeling confident about the return to travel. You will see 74% of customers say that their business travel spend will be the same or higher in the future than before the pandemic. 79% of customers are ready to take their next trip before the second quarter of 2022. And importantly we are already seeing this in our own recovery numbers.

And you can see that here on the next page. So, here is the data for our volumes through the week ending November the 20th. And what you can see on the left-hand side is a steady improvement week-over-week - around one to two points improvement every week really. In particular, since Labor Day at the beginning of September, if you look at the week ending November the 20th, total gross air transactions were 50% recovered. So, 50% of 2019 volume already returned. And that’s important in the context of the 70% recovery that we have in our model for 2023.

So, from where we are right now you would need a 20% additional recovery as we go through from now until the end of 2023. You will see that AmEx GBT is at 47% recovered, the Egencia business at 58% recovered, and Ovation at 60% recovered. And that is because the Egencia and Ovation businesses are more concentrated in the SME segment and as I mentioned before, SME overall is recovering a lot quicker from the pandemic. We have also clearly seen that where governments are relaxing travel restrictions, demand comes back, and comes back consistently and strongly.

And we expect this trend to recover. Of course, there could be some bumps along the way. But as governments have learned to, I think, manage in a more complex travel environment with simpler and more consistent restrictions, we expect this gradual recovery to continue.

So, the next page just is a snapshot of our history in terms of M&A and the opportunity that we have in M&A.

What you will see on the left-hand side of the page here is that we have completed nine acquisitions since the creation of the joint venture. The ones in blue are capability acquisitions. The others were really more about building scale, either globally or in certain geographies. So, the capability acquisitions, as I mentioned before, were really strengthening our product and technology capabilities - KDS, a travel software company, 30SecondsToFly, A.I. company, Egencia, the leading B2B SaaS platform in travel. Banks Sadler was a specific capability for our meetings and events business.

We're taking a look on the right-hand side at an example here. We acquired HRG in July of 2018. HRG was at the time the fourth largest TMC globally. You can see we acquired $62 million of adjusted EBITDA at an 11.4 multiple. Post-synergy, that multiple is 6.8x. And actually, by the end of 2022 that multiple will be 5.8x fully realized.

And it's an important example because Egencia today is the fourth largest TMC globally. And we have a very similar post-synergy multiple for the Egencia transaction. So, I think it should give investors confidence in our proven ability to deliver against the synergy target that we have.

And we have a very robust pipeline of M&A ahead of us in an industry that is very fragmented and consolidating and consolidating faster than it has in the past. So, my final slide before I hand to Martine is we have, importantly, a proven financial track record. You'll see our revenue performance, a 17% CAGR including Egencia, 11% excluding. Our adjusted EBITDA performance of 25% including Egencia, 23% without. Our margin expansion has increased by 400 basis points from 2015 through 2019 from 14% to 18%. And an attractive free cash flow conversion at 80%, as you can see here, in 2019.

So that completes the investment highlights section and now I'd like to hand over to Martine to take us through the financials.

Martine Gerow: Thank you, Paul. So, as you heard, we are very well on our way to execute our structural cost-savings plans of $235 million, having actioned all the programs and already realized 80% of expected fully realized benefits. So, this combined with Egencia's synergies will enable us to exceed our pre-COVID EBITDA in 2023, even if only 70% of the demand of business travel has returned by then.

And we consider 70% recovery in 2023 to be a floor and targeted our level of permanent savings to allow us to return to pre-COVID EBITDA at that 70% level. We actually believe this is a conservative view as several experts predict 80% to 100% recovery in 2023. Should business travel demand recover faster, we have significant upside potential to our 2023 projection as you can see on this page where we have represented 2023 EBITDA at various recovery levels. And essentially each 10 points of recovery between 70% and 100% is worth about $110 million in EBITDA.

So as an example, should the industry be fully recovered in 2023, we would achieve $846 million of EBITDA, which is a 61% upside to our 2023 projection, and therefore we believe that GBT valuation at 9.5x our 2023 projections present significant upside should business travel recover faster.

As you can see on this EBITDA build, we project to grow by 1.8x or $384 million our EBITDA when we’re back at 100% of industry demand. There are fundamentally three drivers that are underlying EBITDA growth – our structural cost savings program of $235 million, the acquisition of Egencia which had a $40 million EBITDA in 2019 pro forma adjustment to reflect revenue and cost structure post separation from Expedia, and Egencia fully realized synergies of $109 million, which are comprised of $75 million of supplier-harmonization benefits and $35 million of cost synergies primarily from real estate consolidation so little execution risk with respect to cost synergies.

On this page we have laid out companies which we consider as the most relevant peer set in the business services and corporate travel sectors. We believe GBT’s is a superior investment opportunity as compared to this peer set. The transaction is priced at very attractive EBITDA and cash flow multiples. We are a scaled player with combined bookings value of close to $40 billion pre-COVID. We have built a superior product and technology platform on the back of significant investments which we have made since 2014.

M&A will continue to be part of our value creation story in an industry that remains very fragmented and as such offers attractive opportunities. We have very deep and very stable customer relationships. Our revenues are well diversified across customer sectors and suppliers. And finally, we have limited Capex needs, which leads to a high 80% cash flow conversion.

We also believe that the valuation is attractive with an EBITDA multiple of 9.5x 2023 EBITDA and 9.9x 2019 EBITDA, which as you can see here is a very meaningful discount to the peer set which trades at a multiple in the low teens for travel companies to the low 20s for professional and services company. And finally, GBT has greater margin expansion runway as compared to the peer set. Our structural cost actions will enable us to improve EBITDA margin by 400 basis points in 2023 as compared to 2019 with a projected 22% EBITDA margin in 2023. And as indicated previously, we only need 70% of the business travel demand recovered to achieve this. As the industry moves to full recovery, we have opportunities for further operating leverage.

And this concludes today’s presentation, and I will turn it back to Paul for closing comments.

Paul Abbott: Thank you very much Martine. So, I hope that you can see we are very well positioned with multiple avenues to accelerate growth and create value. Also, that now really is the ideal time for investors to invest in American Express GBT for us to enter the public market with really strong, strategic and financial backers. And we look forward to continuing our engagement with investors and thank you very much for your interest.